                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Alkermes, Inc. on Form S-8 of our report dated May 23, 2001, appearing in the Annual Report on Form 10-K of Alkermes, Inc. for the year ended March 31, 2001.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 6, 2001